Exhibit 99.1

AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles Missouri 63301 www.americanrailcar.com
News Release

For Release: May 5, 2011	Contact: Phone:	Dale C. Davies Michael Obertop 636.940.6000
AMERICAN RAILCAR INDUSTRIES, INC. ANNOUNCES ENGAGEMENT TO DESIGN AND
DEVELOP RAILCARS FOR INDIAN RAILWAYS
ST. CHARLES, MO (May 5, 2011) — American Railcar Industries, Inc. (NASDAQ: ARII) (the Company or ARI) announced today that the Indian Railways Research Designs and Standards Organization (Indian Railways) awarded ARI the Global Tender to design and develop certain railcars for service in India for a total contract price of $9.6 million. The Company remains Agile, Responsive and Innovative in identifying new business opportunities that expand its global footprint.
“ARI is very excited about the opportunity to work with Indian Railways. We believe this agreement will assist in establishing ARI as a high quality and dependable producer of freight railcars for use in the Indian market,” said James Cowan, President and CEO. “We remain committed to identifying and seizing new opportunities both domestically and abroad. The economy and railcar market have been challenging over the last couple of years and ARI is responding to those challenges with an expanded market strategy.”
Under this agreement, ARI will work with Indian Railways to assess the operating conditions for freight railcar traffic, design four new railcar types for heavier axle loads and build six railcar prototypes in the United States. Throughout the project, ARI will provide training to Indian Railways personnel on design, testing, manufacturing practices, quality assurance and maintenance of these railcar designs.
ARI will receive payment based upon the completion of certain design, manufacturing and development activities. ARI expects the contract to extend over several years with almost half of the steps being completed within the first couple of years.
The construction of the Company’s Indian joint venture’s state of the art railcar manufacturing facility near Chandigarh, India is currently underway. The joint venture Amtek Railcar Industries Private Limited (Amtek Railcar), of which ARI has a 50% ownership, may utilize the railcar designs being developed under this agreement, or similar railcar designs, for the joint venture’s product offerings in India. The Company believes this contract will allow ARI and Amtek Railcar to bolster their relationships with Indian Railways.
About American Railcar Industries, Inc.
American Railcar Industries, Inc. is a leading North American designer and manufacturer of hopper and tank railcars. ARI also leases, repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. ARI is controlled by Mr. Carl Icahn, the chairman of ARI’s board of directors, through his affiliate, Icahn Enterprises L.P.

Forward Looking Statement Disclaimer
This press release contains statements relating to our expected financial performance, future business prospects, events, plans, objectives, expectations and intentions that are forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding the Company’s prospects, ARI’s and Amtek Railcar’s strategies for growth, anticipated benefits to ARI and Amtek Railcar of ARI’s new agreement with Indian Railways and the timing thereof, expectations about the performance of ARI’s and Amtek Railcar’s product offerings and businesses, anticipated market and market acceptance for railcars built for use in India, anticipated benefits of an expanded marketing strategy and entry into new markets, any expectations about ARI’s or Amtek Railcar’s production or construction schedules, anticipated customer demands and expectations regarding ongoing and new relationships. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. The Company’s performance under the new agreement, entry into new markets and participation in the joint venture involve numerous risks and uncertainties, including without limitation, difficulties associated with pricing, delays, unexpected costs and integrating the Company’s designs to meet Indian requirements, risks associated with our joint ventures, and ARI’s production schedule and the construction and production schedules of ARI’s joint ventures. Other potential risks and uncertainties relating to ARI’s business, including its joint ventures, are described in ARI’s filings with the Securities and Exchange Commission. ARI expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.